Exhibit (a)(5)

DWS GLOBAL/INTERNATIONAL FUND, INC.

CERTIFICATE OF CORRECTION

DWS GLOBAL/INTERNATIONAL FUND, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the "SDAT") that:

FIRST:            The title of the documents being corrected by this Certificate of Correction are: (i) the Articles of Amendment and Restatement of the Corporation that was filed with and accepted for record by the SDAT on June 26, 2006 (the “Articles of Amendment and Restatement”); (ii) the Articles Supplementary of the Corporation that was filed with and accepted for record by the SDAT on February 15, 2008 (the “First Articles Supplementary”); (iii) the Articles Supplementary of the Corporation that was filed with and accepted for record by the SDAT on May 23, 2008 at 4:11 PM (the “Second Articles Supplementary”); and (iv) the Articles Supplementary of the Corporation that was filed with and accepted for record by the SDAT on May 23, 2008 at 4:12 PM (the “Third Articles Supplementary”).

SECOND:      The name of the sole party to the Articles of Amendment and Restatement, First Articles Supplementary, Second Articles Supplementary and Third Articles Supplementary is DWS Global/International Fund, Inc.

THIRD:          The Articles of Amendment and Restatement were filed for record with the SDAT on June 26, 2006, the First Articles Supplementary were filed for record with the SDAT on February 15, 2008 and the Second Articles Supplementary and Third Articles Supplementary were filed for record with the SDAT on May 23, 2008.

FOURTH: As previously filed, the first sentence of Article FIFTH, Section 5.1 of the Articles of Amendment and Restatement stated that the Corporation shall have the authority to issue one billion, five hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,559,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand three hundred seventy seven dollars and ninety six cents ($15,599,377.96).

FIFTH:           The first sentence of Article FIFTH, Section 5.1 of the Articles of Amendment and Restatement is hereby corrected to state that the Corporation shall have the authority to issue one billion, five hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (1,559,993,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand nine hundred thirty seven dollars and ninety six cents ($15,599,937.96).

SIXTH:           As previously filed, the first sentence of Section (a) of Article SECOND of the First Articles Supplementary indicates that immediately prior to the filing of the First Articles Supplementary the Corporation had the authority to issue one billion, five hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,559,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand three hundred seventy seven dollars and ninety six cents ($15,599,377.96).

SEVENTH:    The first sentence of Section (a) of Article SECOND of the First Articles Supplementary is hereby corrected to state that immediately prior to the filing of the First Articles Supplementary the Corporation had the authority to issue one billion, five hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (1,559,993,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand nine hundred thirty seven dollars and ninety six cents ($15,599,937.96).

EIGHTH:        As previously filed, the first sentence of Section (b) of Article SECOND of the First Articles Supplementary indicates that immediately after the filing of the First Articles Supplementary the Corporation will continue to have the authority to issue one billion, five hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,559,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand three hundred seventy seven dollars and ninety six cents ($15,599,377.96).

NINTH:          The first sentence of Section (b) of Article SECOND of the First Articles Supplementary is hereby corrected to state that immediately after the filing of the First Articles Supplementary, the Corporation will continue to have the authority to issue one billion, five hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (1,559,993,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand nine hundred thirty seven dollars and ninety six cents ($15,599,937.96).

TENTH:         As previously filed, Article FIRST of the Second Articles Supplementary indicates that the Board of Directors of the Corporation has increased the aggregate number of shares of capital stock that the Corporation is authorized to issue by four hundred million (400,000,000) shares, from one billion, five hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,559,933,796) shares to one billion nine hundred fifty nine million nine hundred thirty three thousand seven hundred ninety six (1,959,933,796) shares.

ELEVENTH:  Article FIRST of the Second Articles Supplementary is hereby corrected to state that the Board of Directors has increased the aggregate number of shares of capital stock that the Corporation is authorized to issue by four hundred million (400,000,000) shares, from one billion, five hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (1,559,993,796) shares to one billion, nine hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (1,959,993,796) shares.

TWELFTH:    As previously filed, the first sentence of Section (a) of Article FOURTH of the Second Articles Supplementary indicates that immediately before the increase effected by the Second Articles Supplementary, the Corporation had the authority to issue one billion, five hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,559,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand three hundred seventy seven dollars and ninety six cents ($15,599,377.96).

THIRTEENTH:          The first sentence of Section (a) of Article FOURTH of the Second Articles Supplementary is hereby corrected to state that immediately prior to the increase effected by the Second Articles Supplementary, the Corporation had the authority to issue one billion, five hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (1,559,993,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of fifteen million five hundred ninety nine thousand nine hundred thirty seven dollars and ninety six cents ($15,599,937.96).

FOURTEENTH:        As previously filed, the first sentence of Section (b) of Article FOURTH of the Second Articles Supplementary indicates that immediately after the increase effected by the Second Articles Supplementary, the Corporation will have the authority to issue one billion, nine hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,959,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of nineteen million five hundred ninety nine thousand three hundred thirty seven dollars and ninety six cents ($19,599,337.96).

FIFTEENTH:             The first sentence of Section (b) of Article FOURTH of the Second Articles Supplementary is hereby corrected to state that immediately after the increase effected by the Second Articles Supplementary, the Corporation will have the authority to issue one billion, nine hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (1,959,993,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of nineteen million five hundred ninety nine thousand nine hundred thirty seven dollars and ninety six cents ($19,599,937.96).

SIXTEENTH:             As previously filed, Article FIRST of the Third Articles Supplementary indicates that the Board of Directors of the Corporation has increased the aggregate number of shares of capital stock that the Corporation is authorized to issue by two hundred million (200,000,000) shares, from one billion, nine hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,959,933,796) shares to two billion one hundred fifty nine million nine hundred thirty three thousand seven hundred ninety six (2,159,933,796) shares.

SEVENTEENTH:      Article FIRST of the Third Articles Supplementary is hereby corrected to state that the Board of Directors of the Corporation has increased the aggregate number of shares of capital stock that the Corporation is authorized to issue by two hundred million (200,000,000) shares, from one billion, nine hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (1,959,993,796) shares to two billion one hundred fifty nine million nine hundred ninety three thousand seven hundred ninety six (2,159,993,796) shares.

EIGHTEENTH:         As previously filed, the first sentence of Section (a) of Article FIFTH of the Third Articles Supplementary indicates that immediately prior to the filing of the Third Articles Supplementary, the Corporation had the authority to issue one billion, nine hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,959,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of nineteen million five hundred ninety nine thousand three hundred thirty seven dollars and ninety six cents ($19,599,337.96).

NINETEENTH:         The first sentence of Section (a) of Article FIFTH of the Third Articles Supplementary is hereby corrected to state that immediately prior to the filing of the Third Articles Supplementary, the Corporation had the authority to issue one billion, nine hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (1,959,993,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of nineteen million five hundred ninety nine thousand nine hundred thirty seven dollars and ninety six cents ($19,599,937.96).

TWENTIETH:           As previously filed, the first sentence of Section (b) of Article FIFTH of the Third Articles Supplementary indicates that after the filing of the Third Articles Supplementary, the Corporation will have the authority to issue two billion one hundred fifty nine million nine hundred thirty three thousand seven hundred ninety six (2,159,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of twenty one million five hundred ninety nine thousand three hundred thirty seven dollars and ninety six cents ($21,599,337.96).

TWENTY-FIRST:     The first sentence of Section (b) of Article FIFTH of the Third Articles Supplementary is hereby corrected to state that immediately after the filing of the Third Articles Supplementary, the Corporation will have the authority to issue two billion one hundred fifty nine million nine hundred ninety three thousand seven hundred ninety six (2,159,993,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of twenty one million five hundred ninety nine thousand nine hundred thirty seven dollars and ninety six cents ($21,599,937.96).

[signatures begin on next page]

            IN WITNESS WHEREOF, DWS Global/International Fund, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 29th day of May, 2008; and its Vice President acknowledges that this Certificate of Correction is the act of DWS Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DWS GLOBAL/INTERNATIONAL FUND, INC.

/s/Caroline Pearson	By:	/s/John Millette (SEAL)
Assistant Secretary	Vice President